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                                                                    EXHIBIT 99.2

PAGE 1   [LOGO]                 STATE OF DELAWARE                    991128306
                               Secretary of State
                             Division of Corporations
                                  P.O. Box 898
                              Dover, Delaware 19903

9152585                                                              04-01-99

CHAMBERLAIN, D'AMANDA, OPPENHEIMER & GREENFIELD
1600 CROSSROADS BLDG.
TWO STATE STREET
ROCHESTER, NY  14614
ATTN: RICHARD B. SULLIVAN           X

Description                                                             Amount
-----------                                                             ------

FOUR CORNERS FINANCIAL CORPORATION

0800707           0240S Amendment; Stock
                                         Stock Amendment Fee            30.00
                                           Receiving/Indexing           50.00
                                             Certification Fee          20.00
                                                Data Entry Fee          20.00
                             Surcharge Assessment-New Castle             6.00
                            Page Assessment-New Castle Count            18.00
                                       Expedite Fee, 24 Hour            50.00

                                                FILING TOTAL           194.00

                                              TOTAL PAYMENTS           194.00

                                     SERVICE REQUEST BALANCE              .00


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                                State of Delaware
                                                                          PAGE 1
                        Office of the Secretary of State
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             [GREAT SEAL OF THE STATE OF DELAWARE--1793--1847--1907]

     I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF "FOUR CORNERS FINANCIAL CORPORATION", FILED IN THIS OFFICE ON THE FIRST DAY OF APRIL, A.D. 1999, AT 9:04 O'CLOCK A.M.

     A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.

[SECRETARY'S OFFICE OF DELAWARE SEAL]

                                                     /s/ Edward J. Freel
                                                     -----------------------
                                                         Edward J. Freel,
                                                         Secretary of State

0800707   8100                                       AUTHENTICATION:  9666124
991128306                                            DATE: 04-01-99


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                                                          STATE OF DELAWARE
                                                          SECRETARY OF STATE
                                                       DIVISION OF CORPORATIONS
                                                       FILED 09:04 AM 04/01/1999
                                                          991128306--0800707

                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                       FOUR CORNERS FINANCIAL CORPORATION

FOUR CORNERS FINANCIAL CORPORATION, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation"), hereby certifies as follows:

1. That at a meeting of the Board of Directors of the Corporation, resolutions were duly adopted setting forth a proposed amendment to the Certificate of Incorporation of the Corporation, declaring said amendment to be advisable and calling a meeting of the Shareholders of the Corporation for consideration thereof.

2. That thereafter, pursuant to resolution of the Board of Directors of the Corporation, a special meeting of the Shareholders of the Corporation was duly called and held, upon notice in accordance with
         Section 222 of the General Corporation Law of the State of Delaware, at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

3. Article FOURTH of the Corporation's Certificate of Incorporation is hereby deleted and the following substituted therefor, for the purposes of (a) increasing the par value per share of the authorized shares of the Corporation, and (b) decreasing the issued and unissued authorized shares of the Corporation:

                  FOURTH: The total number of shares of stock which the Corporation shall have the authority to issue is One Hundred Fifty Thousand (150,000) shares of Common Stock have a par value of $4.00 per share.

4. At 5:00 p.m. on the date of filing this Certificate of Amendment, all issued shares of Common Stock shall be automatically combined at the rate of one-for-one hundred and the par value per share thereof shall automatically be increased from $.04 per share to $4.00 per share, without further action on the part of the holders thereof or this Corporation. No fractional shares will be issued.

5. The foregoing amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

         IN WITNESS WHEREOF, I have duly signed and executed this Certificate and affirm under the penalties of perjury that all its contents are true and complete.

                                       FOUR CORNERS FINANCIAL CORPORATION

Dated: March 26, 1999                  By: /s/ Bernard J. Iacovangelo, Secretary
                                           -------------------------------------
                                           BERNARD J. IACOVANGELO, SECRETARY